                                                                   Exhibit 99.24

                          SECURITIES PURCHASE AGREEMENT

      This  Securities  Purchase  Agreement  (this  "AGREEMENT")  is dated as of
September 17, 2007,  among  Hartville  Group,  Inc., a Nevada  corporation  (the
"COMPANY"),  and each purchaser  identified on the signature pages hereto (each, including  its  successors  and assigns,  a  "PURCHASER"  and  collectively  the
"PURCHASERS").

      WHEREAS,  subject to the terms and  conditions set forth in this Agreement and  pursuant to Section  4(2) of the  Securities  Act of 1933,  as amended (the
"SECURITIES  ACT") and Rule 506 promulgated  thereunder,  the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase  from the Company,  securities  of the Company as more fully described in this Agreement.

      NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this
Agreement,  and for  other  good and  valuable  consideration  the  receipt  and adequacy of which are hereby acknowledged,  the Company and each Purchaser agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      1.1   DEFINITIONS.  In  addition  to the terms defined  elsewhere  in this
Agreement:  (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein),  and (b) the following terms have the meanings indicated in this Section 1.1:

            "ACTION"  shall have the  meaning  ascribed  to such term in Section
      3.1(j).

            "AFFILIATE"  means any Person that,  directly or indirectly  through one or more  intermediaries,  controls  or is  controlled  by or is  under common  control  with a Person,  as such  terms are used in and  construed under Rule 144 under the Securities Act. With respect to a Purchaser,  any investment  fund or managed  account  that is  managed on a  discretionary basis by the same  investment  manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

            "AUTHORIZED  SHARE APPROVAL" means (i) the vote by the  shareholders of the  company to approve  an  amendment  to the  Company's  articles  or certificate  of  incorporation  that  increases  the number of  authorized shares  of Common  Stock and  authorizes  the  board of  directors  of the
      Company to effect such increase (the  "AMENDMENT")  and (ii) the filing by the Company of the  Amendment  with the Secretary of State of the State of
      Nevada and the  acceptance  of the  Amendment by the Secretary of State of the State of Nevada.

            "BUSINESS DAY" means any day except Saturday,  Sunday, any day which shall be a federal  legal holiday in the United States or any day on which banking  institutions  in the State of New York are authorized or required by law or other governmental action to close.

            "CLOSING"  means  the  closing  of  the  purchase  and  sale  of the
      Securities pursuant to Section 2.1.

            "CLOSING  DATE" means the  Trading  Day when all of the  Transaction
      Documents  have been  executed  and  delivered by the  applicable  parties thereto, and all conditions  precedent to (i) the Purchasers'  obligations to pay the  Subscription  Amount  and (ii) the  Company's  obligations  to deliver the Securities have been satisfied or waived.

            "COMMISSION" means the Securities and Exchange Commission.

            "COMMON  STOCK"  means the common  stock of the  Company,  par value
      $0.001  per  share,  and any other  class of  securities  into  which such securities may hereafter be reclassified or changed into.

            "COMMON STOCK  EQUIVALENTS"  means any  securities of the Company or the Subsidiaries  which would entitle the holder thereof to acquire at any time Common Stock,  including,  without  limitation,  any debt,  preferred stock, rights,  options,  warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

            "COMPANY COUNSEL" means Baker & Hostetler, LLP.

            "CONVERSION  PRICE" shall have the meaning  ascribed to such term in the Debentures.

            "DEBENTURES"  means, the Original Issue Discount Secured Convertible
      Debentures due,  subject to the terms therein,  3 years from their date of issuance,  issued by the Company to the Purchasers hereunder,  in the form of EXHIBIT A hereto.

            "DISCLOSURE  SCHEDULES" shall have the meaning ascribed to such term in Section 3.1.

            "EFFECTIVE  DATE"  means  the  date  that the  initial  Registration
      Statement  filed  by  the  Company  pursuant  to the  Registration  Rights
      Agreement is first declared effective by the Commission.

            "EVALUATION  DATE" shall have the  meaning  ascribed to such term in
      Section 3.1(r).

            "EXCHANGE  ACT"  means  the  Securities  Exchange  Act of  1934,  as amended, and the rules and regulations promulgated thereunder.

            "EXEMPT  ISSUANCE"  means the issuance of (a) shares of Common Stock or  options  to  vendors  of goods  and  services  to the  Company,  or to employees,  officers or  directors of the Company  pursuant to a plan,  in each case duly authorized by a majority of the non-employee members of the

      Board of  Directors  of the  Company  or a  majority  of the  members of a committee of  non-employee  directors  established  for such purpose,  (b)
      securities  upon  the  exercise  or  exchange  of  or  conversion  of  any
      Securities  issued  hereunder  and/or  other  securities   exercisable  or
      exchangeable  for or  convertible  into shares of Common  Stock issued and outstanding on the date of this  Agreement,  provided that such securities have not been  amended  since the date of this  Agreement  to increase the number  of such  securities  or to  decrease  the  exercise,  exchange  or conversion  price  of any  such  securities,  and  (c)  securities  issued pursuant to acquisitions or strategic  transactions approved by a majority of the disinterested  directors,  provided any such issuance shall only be to a Person  which is,  itself or through its  subsidiaries,  an operating company in a business  synergistic with the business of the Company and in which the Company  receives  benefits in  addition  to the  investment  of funds, but shall not include a transaction in which the Company is issuing securities  primarily  for the purpose of raising  capital or to an entity whose primary business is investing in securities.

             "FWS" means Feldman  Weinstein & Smith LLP with offices  located at
      420 Lexington Avenue, Suite 2620, New York, New York 10170-0002.

            "GAAP"  shall  have the  meaning  ascribed  to such term in  Section
      3.1(h).

            "INTELLECTUAL  PROPERTY  RIGHTS" shall have the meaning  ascribed to such term in Section 3.1(o).

            "LEGEND  REMOVAL DATE" shall have the meaning  ascribed to such term in Section 4.1(c).

            "LIENS" means a lien, charge, security interest,  encumbrance, right of first refusal, preemptive right or other restriction.

            "MATERIAL  ADVERSE  EFFECT" shall have the meaning  assigned to such term in Section 3.1(b).

            "MATERIAL  PERMITS" shall have the meaning  ascribed to such term in
      Section 3.1(m).

            "MAXIMUM  RATE"  shall  have the  meaning  ascribed  to such term in
      Section 5.17.

            "PARTICIPATION MAXIMUM" shall have the meaning ascribed to such term in Section 4.13.

            "PERSON"  means an individual or  corporation,  partnership,  trust,
      incorporated  or  unincorporated   association,   joint  venture,  limited
      liability  company,  joint  stock  company,  government  (or an  agency or subdivision thereof) or other entity of any kind.

            "PRE-NOTICE" shall have the meaning ascribed to such term in Section
      4.13.

            "PROCEEDING"  means  an  action,   claim,  suit,   investigation  or
      proceeding  (including,  without  limitation,  an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

            "PURCHASER  PARTY"  shall have the meaning  ascribed to such term in
      Section 4.11.

            "REGISTRATION   RIGHTS  AGREEMENT"  means  the  Registration  Rights
      Agreement, dated the date hereof, among the Company and the Purchasers, in the form of EXHIBIT B attached hereto.

            "REGISTRATION  STATEMENT" means a registration statement meeting the requirements set forth in the  Registration  Rights Agreement and covering the resale of the  Underlying  Shares by each Purchaser as provided for in the Registration Rights Agreement.

            "REQUIRED APPROVALS" shall have the meaning ascribed to such term in
      Section 3.1(e).

            "REQUIRED  MINIMUM"  means,  as of any date,  the maximum  aggregate number of shares of Common  Stock then issued or  potentially  issuable in the future pursuant to the Transaction Documents, including any Underlying
      Shares  issuable  upon  exercise or conversion in full of all Warrants and
      Debentures,  ignoring any conversion or exercise limits set forth therein, and assuming  that the  Conversion  Price is at all times on and after the date of determination  75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

            "RULE 144" means Rule 144 promulgated by the Commission  pursuant to the Securities  Act, as such Rule may be amended from time to time, or any similar rule or  regulation  hereafter  adopted by the  Commission  having substantially the same effect as such Rule.

            "SEC  REPORTS"  shall  have the  meaning  ascribed  to such  term in
      Section 3.1(h).

            "SECURITIES" means the Debentures,  the Warrants, the Warrant Shares and the Underlying Shares.

            "SECURITIES  ACT" means the Securities Act of 1933, as amended,  and the rules and regulations promulgated hereunder.

            "SECURITY  AGREEMENT" means the Security  Agreement,  dated July 31,
      2006, among the Company, the Subsidiaries and the Purchasers.

            "SHORT SALES" shall include all "short sales" as defined in Rule 200 of  Regulation  SHO under  the  Exchange  Act (but  shall not be deemed to include the location  and/or  reservation  of borrowable  shares of Common
      Stock).

             "SUBSCRIPTION  AMOUNT" means, as to each  Purchaser,  the aggregate amount to be paid for  Debentures  and  Warrants  purchased  hereunder  as specified  below  such  Purchaser's  name  on the  signature  page of this

      Agreement and next to the heading "Subscription  Amount", in United States
      Dollars  and in  immediately  available  funds,  which shall be 79% of the
      Principal Amount of the Debentures.

            "SUBSEQUENT  FINANCING" shall have the meaning ascribed to such term in Section 4.13.

            "SUBSEQUENT  FINANCING  NOTICE"  shall have the meaning  ascribed to such term in Section 4.13.

            "SUBSIDIARY"  means any  subsidiary  of the  Company as set forth on
      SCHEDULE 3.1(A).

            "TRADING  DAY" means a day on which the Common  Stock is traded on a
      Trading Market.

            "TRADING  MARKET" means the following  markets or exchanges on which the Common  Stock is listed or quoted for trading on the date in question:
      the Nasdaq Capital Market, the American Stock Exchange, the New York Stock
      Exchange,  the Nasdaq  National  Market or the Over the  Counter  Bulletin
      Board (OTCBB).

            "TRANSACTION  DOCUMENTS" means this Agreement,  the Debentures,  the
      Warrants,  the  Registration  Rights  Agreement and any other documents or agreements  executed  in  connection  with the  transactions  contemplated hereunder.

            "UNDERLYING  SHARES"  means the  shares of Common  Stock  issued and issuable upon conversion or redemption of the Debentures and upon exercise of the Warrants.

            "VWAP" means, for any date, the price determined by the first of the following clauses that applies:  (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the
      Common Stock for such date (or the nearest  preceding date) on the Trading
      Market on which the Common  Stock is then  listed or quoted as reported by
      Bloomberg  L.P.  (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time);  (b) if the OTC Bulletin  Board is not a
      Trading Market,  the volume weighted average price of the Common Stock for such date (or the nearest  preceding date) on the OTC Bulletin Board;  (c)
      if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then  reported in the "Pink Sheets"
      published  by  Pink  Sheets,  LLC (or a  similar  organization  or  agency succeeding  to its  functions  of reporting  prices),  the most recent bid price  per  share of the  Common  Stock so  reported;  or (d) in all other cases,  the fair market value of a share of Common Stock as  determined by an  independent  appraiser  selected in good faith by the  Purchasers  and reasonably acceptable to the Company.

            "WARRANTS" means collectively the Common Stock purchase warrants, in the form of  EXHIBIT C  delivered  to the  Purchasers  at the  Closing  in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to 4 years.

            "WARRANT  SHARES"  means the shares of Common  Stock  issuable  upon exercise of the Warrants.

                                   ARTICLE II.
                                PURCHASE AND SALE

      2.1   CLOSING.  On the Closing  Date,  upon the terms and  subject  to the conditions  set forth herein,  substantially  concurrent  with the execution and delivery of this  Agreement by the parties  hereto,  the Company agrees to sell, and each  Purchaser  agrees to  purchase  in the  aggregate,  severally  and not jointly,  up  to  $2,531,645.50  principal  amount  of  the  Debentures  (up  to
$2,000,000 Subscription Amount). Each Purchaser shall deliver to the Company via wire transfer or a certified  check  immediately  available funds equal to their
Subscription  Amount  and the  Company  shall  deliver to each  Purchaser  their respective  Debenture and Warrants as determined  pursuant to Section 2.2(a) and the  other  items  set  forth in  Section  2.2  issuable  at the  Closing.  Upon satisfaction  of the  conditions  set forth in Sections 2.2 and 2.3, the Closing shall  occur at the offices of FW, or such other  location as the parties  shall mutually agree.

      2.2   DELIVERIES.

            (a) On the Closing  Date,  the Company  shall deliver or cause to be delivered to each Purchaser the following:

                  (i) this Agreement duly executed by the Company;

                  (ii) a  legal  opinion  of  Company  Counsel,  in the  form of
            EXHIBIT D attached hereto;

                  (iii) a Debenture with a principal  amount equal to 126.58% of such Purchaser's Subscription Amount, registered in the name of such
            Purchaser;

                  (iv) a Warrant  registered  in the name of such  Purchaser  to purchase  up to a number of shares of Common  Stock equal to 100% of the principal  amount of such Purchaser's  Debenture  divided by the initial  Conversion  Price,  with an exercise  price equal to $0.15, subject to adjustment therein;

                  (v) the Security Documents; and

                  (vi) the  Registration  Rights  Agreement duly executed by the
            Company.

            (b) On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

                  (i) this Agreement duly executed by such Purchaser;

                  (ii) such Purchaser's  Subscription Amount by wire transfer to the account as specified in writing by the Company; and

                  (iii) the Registration  Rights Agreement duly executed by such
            Purchaser.

      2.3   CLOSING CONDITIONS.

            (a) The obligations of the Company  hereunder in connection with the
      Closing are subject to the following conditions being met:

                  (i) the accuracy in all material respects when made and on the
            Closing Date of the representations and warranties of the Purchasers contained herein;

                  (ii)  all   obligations,   covenants  and  agreements  of  the
            Purchasers  required to be performed at or prior to the Closing Date shall have been performed; and

                  (iii) the delivery by the Purchasers of the items set forth in
            Section 2.2(b) of this Agreement.

            (b)  The  respective  obligations  of the  Purchasers  hereunder  in connection with the Closing are subject to the following  conditions being met:

                  (i) the accuracy in all material  respects on the Closing Date of the  representations  and  warranties  of the  Company  contained herein;

                  (ii) all obligations,  covenants and agreements of the Company required to be  performed at or prior to the Closing Date shall have been performed;

                  (iii) the  delivery  by the  Company of the items set forth in
            Section 2.2(a) of this Agreement;

                  (iv) there  shall have been no  Material  Adverse  Effect with respect to the Company since the date hereof; and

                  (v) from the date hereof to the Closing  Date,  trading in the
            Common Stock shall not have been  suspended by the Commission or the
            Company's  principal  Trading  Market  (except for any suspension of trading  of  limited  duration  agreed  to  by  the  Company,  which suspension  shall be terminated  prior to the Closing),  and, at any time prior to the Closing Date,  trading in securities  generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum  prices  shall not have been  established  on  securities whose trades are reported by such service, or on any Trading Market, nor shall a banking  moratorium  have  been  declared  either by the
            United  States or New York State  authorities  nor shall  there have occurred any material outbreak or escalation of hostilities or other national or  international  calamity of such magnitude in its effect on, or any material  adverse change in, any financial  market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable  or  inadvisable  to purchase  the  Debentures  at the
            Closing.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

      3.1   REPRESENTATIONS  AND WARRANTIES OF THE COMPANY.  Except as set forth under the  corresponding  section of the disclosure  schedules  delivered to the
Purchasers  concurrently herewith (the "DISCLOSURE  SCHEDULES") which Disclosure
Schedules  shall be deemed a part  hereof and to qualify any  representation  or warranty  otherwise  made herein to the extent of such  disclosure,  the Company hereby  makes  the  representations  and  warranties  set  forth  below  to each
Purchaser.

            (a) SUBSIDIARIES. All of the direct and indirect subsidiaries of the
      Company are set forth on SCHEDULE  3.1(A).  The Company owns,  directly or indirectly,  all of the capital  stock or other  equity  interests of each
      Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital  stock of each  Subsidiary  are  validly  issued and are fully paid,  non-assessable  and free of preemptive  and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, then all other references in the Transaction Documents to the Subsidiaries or any of them will be disregarded.

            (b)  ORGANIZATION  AND  QUALIFICATION.  The  Company and each of the
      Subsidiaries  is an  entity  duly  incorporated  or  otherwise  organized, validly  existing and in good standing under the laws of the  jurisdiction of its  incorporation or organization (as applicable),  with the requisite power and authority to own and use its  properties and assets and to carry on its  business  as  currently  conducted.  Neither  the  Company nor any
      Subsidiary  is in  violation  or default of any of the  provisions  of its respective  certificate  or  articles  of  incorporation,  bylaws or other
      organizational  or  charter  documents.   Each  of  the  Company  and  the
      Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature  of the  business  conducted  or  property  owned by it makes  such qualification necessary, except where the failure to be so qualified or in good  standing,  as the  case may be,  could  not  have or  reasonably  be expected  to  result in (i) a  material  adverse  effect on the  legality, validity or  enforceability of any Transaction  Document,  (ii) a material adverse effect on the results of operations,  assets, business,  prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole,  or (iii) a  material  adverse  effect on the  Company's ability  to  perform  in  any  material  respect  on a  timely  basis  its obligations  under any Transaction  Document (any of (i), (ii) or (iii), a
      "MATERIAL  ADVERSE  EFFECT") and no Proceeding has been  instituted in any such jurisdiction  revoking,  limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

            (c)  AUTHORIZATION;  ENFORCEMENT.  The  Company  has  the  requisite corporate  power  and  authority  to  enter  into  and to  consummate  the transactions  contemplated  by  each  of  the  Transaction  Documents  and otherwise  to carry out its  obligations  hereunder  and  thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby thereby have  been  duly  authorized  by all  necessary  action on the part of the
      Company and no further  action is required  by the  Company,  its board of directors  or its  stockholders  in  connection  therewith  other  than in connection with the Required Approvals. Each Transaction Document has been
      (or upon  delivery  will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding  obligation of the Company  enforceable  against the
      Company  in  accordance  with its terms  except  (i) as limited by general
      equitable    principles    and    applicable    bankruptcy,    insolvency,
      reorganization, moratorium and other laws of general application affecting enforcement  of  creditors'  rights  generally,  (ii) as  limited  by laws relating to the availability of specific performance, injunctive relief or
      other  equitable  remedies  and  (iii)  insofar  as  indemnification   and
      contribution provisions may be limited by applicable law.

            (d) NO CONFLICTS.  The  execution,  delivery and  performance of the
      Transaction  Documents by the Company and the  consummation by the Company of the other transactions  contemplated hereby and thereby do not and will not: (i) conflict  with or violate any  provision of the  Company's or any
      Subsidiary's  certificate  or articles of  incorporation,  bylaws or other organizational or charter documents,  or (ii) conflict with, or constitute a default  (or an event  that with  notice or lapse of time or both  would become a default)  under,  result in the  creation of any Lien upon any of the  properties  or assets of the  Company or any  Subsidiary,  or give to others any rights of termination,  amendment, acceleration or cancellation
      (with or without notice, lapse of time or both) of, any agreement,  credit facility,  debt or other  instrument  (evidencing  a Company or Subsidiary debt or  otherwise)  or other  understanding  to which the  Company or any
      Subsidiary  is a party or by which any property or asset of the Company or any  Subsidiary  is bound or  affected,  or (iii)  subject to the Required
      Approvals,  conflict  with or  result  in a  violation  of any law,  rule, regulation,  order, judgment,  injunction,  decree or other restriction of any court or  governmental  authority to which the Company or a Subsidiary is subject  (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary  is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably  be expected to result in a Material  Adverse
      Effect.

            (e) FILINGS,  CONSENTS AND APPROVALS. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any  filing or  registration  with,  any  court or other  federal, state, local or other governmental authority or other Person in connection with  the  execution,  delivery  and  performance  by the  Company  of the
      Transaction Documents, other than (i) filings required pursuant to Section
      4.6, (ii) the filing with the  Commission of the  Registration  Statement,
      (iii) the notice and/or  application(s) to each applicable  Trading Market for the  issuance  and  sale of the  Securities  and  the  listing  of the
      Underlying  Shares for  trading  thereon  in the time and manner  required thereby,  and  (iv) the  filing  of Form D with  the  Commission  and such filings as are required to be made under  applicable state securities laws
      (collectively, the "REQUIRED Approvals").

            (f) ISSUANCE OF THE  SECURITIES.  The Securities are duly authorized
      and,  when  issued  and  paid  for  in  accordance   with  the  applicable
      Transaction  Documents,  will be duly and validly  issued,  fully paid and nonassessable,  free and clear of all Liens  imposed by the Company  other than restrictions on transfer  provided for in the Transaction  Documents.
      The  Underlying  Shares,  when issued in accordance  with the terms of the
      Transaction   Documents,   will  be   validly   issued,   fully  paid  and
      nonassessable,  free and clear of all Liens  imposed  by the  Company.  As agreed with each  Purchaser,  the Company has not  reserved  from its duly authorized  capital  stock any shares of Common  Stock for issuance of the
      Underlying  Shares,  but will so  reserve a number of shares  equal to the
      Required  Minimum at such time as the Company  receives  Authorized  Share
      Approval.

            (g)  CAPITALIZATION.  The  capitalization  of the  Company is as set forth on SCHEDULE  3.1(G).  The  Company has not issued any capital  stock since its most  recently  filed  periodic  report under the Exchange  Act, other than  pursuant to the exercise of employee  stock  options under the
      Company's  stock option  plans,  the issuance of shares of Common Stock to employees  pursuant to the  Company's  employee  stock  purchase  plan and pursuant  to the  conversion  or  exercise  of  Common  Stock  Equivalents outstanding  as of the date of the most  recently  filed  periodic  report under  the  Exchange  Act.  No  Person  has any  right of  first  refusal, preemptive  right,  right  of  participation,  or  any  similar  right  to participate in the transactions contemplated by the Transaction Documents.
      Except as a result of the purchase and sale of the  Securities,  there are no outstanding options,  warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations  convertible  into or exercisable or  exchangeable  for, or giving any Person any right to  subscribe  for or  acquire,  any shares of
      Common Stock, or contracts, commitments, understandings or arrangements by which  the  Company  or any  Subsidiary  is or may  become  bound to issue additional  shares  of  Common  Stock or  Common  Stock  Equivalents.  The
      issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other  securities  to any Person (other than the
      Purchasers)  and  will not  result  in a right of any  holder  of  Company securities  to adjust the  exercise,  conversion,  exchange or reset price under any of such  securities.  All of the  outstanding  shares of capital stock of the  Company are validly  issued,  fully paid and  nonassessable, have been issued in compliance with all federal and state securities laws, and  none of such  outstanding  shares  was  issued  in  violation  of any
      preemptive   rights  or  similar  rights  to  subscribe  for  or  purchase securities.  No further approval or authorization of any stockholder,  the
      Board of  Directors  of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements,  voting agreements  or other  similar  agreements  with  respect to the  Company's capital  stock to which the Company is a party or, to the knowledge of the
      Company, between or among any of the Company's stockholders.

            (h) SEC  REPORTS;  FINANCIAL  STATEMENTS.  The Company has filed all reports,  schedules,  forms, statements and other documents required to be filed by it under  the  Securities  Act and the  Exchange  Act,  including pursuant to Section 13(a) or 15(d)  thereof,  for the two years  preceding the date hereof (or such shorter period as the Company was required by law

                                       10

      or regulation to file such material) (the foregoing  materials,  including the exhibits  thereto and  documents  incorporated  by reference  therein, being  collectively  referred to herein as the "SEC  REPORTS") on a timely basis or has  received  a valid  extension  of such time of filing and has filed any such SEC Reports prior to the expiration of any such  extension.
      As of their  respective  dates,  the SEC Reports  complied in all material respects with the requirements of the Securities Act and the Exchange Act, as  applicable,  and none of the SEC Reports,  when filed,  contained  any untrue  statement of a material  fact or omitted to state a material  fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial  statements of the Company  included in the SEC
      Reports  comply  in  all  material  respects  with  applicable  accounting requirements  and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have
      been  prepared  in  accordance  with  United  States  generally   accepted
      accounting  principles  applied on a  consistent  basis during the periods involved ("GAAP"),  except as may be otherwise specified in such financial statements  or the notes  thereto  and  except  that  unaudited  financial statements  may not contain  all  footnotes  required by GAAP,  and fairly present in all material respects the financial position of the Company and its  consolidated  subsidiaries  as of and for the dates  thereof  and the results of operations and cash flows for the periods then ended,  subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

            (i) MATERIAL CHANGES. Since the date of the latest audited financial statements  included  within  the  SEC  Reports,  except  as  specifically disclosed  in a  subsequent  SEC  Report,  (i)  there  has been no  event, occurrence  or  development  that  has had or  that  could  reasonably  be expected to result in a Material Adverse Effect,  (ii) the Company has not
      incurred any  liabilities  (contingent or otherwise)  other than (A) trade payables and accrued expenses  incurred in the ordinary course of business consistent  with past  practice  and (B)  liabilities  not  required to be reflected  in the  Company's  financial  statements  pursuant  to  GAAP or disclosed in filings made with the  Commission,  (iii) the Company has not altered its method of  accounting,  (iv) the  Company has not  declared or made  any  dividend  or  distribution  of cash or  other  property  to its stockholders or purchased,  redeemed or made any agreements to purchase or redeem any shares of its capital  stock and (v) the Company has not issued any equity  securities  to any  officer,  director  or  Affiliate,  except pursuant to existing Company stock option plans. The Company does not have pending before the Commission  any request for  confidential  treatment of information.  Except for the issuance of the  Securities  contemplated  by this Agreement or as set forth on SCHEDULE 3.1(I), no event,  liability or development  has  occurred  or exists  with  respect to the Company or its
      Subsidiaries  or their  respective  business,  properties,  operations  or financial condition, that would be required to be disclosed by the Company under applicable  securities laws at the time this  representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

            (j)  LITIGATION.  There  is no  action,  suit,  inquiry,  notice  of violation, proceeding or investigation pending or, to the knowledge of the
      Company,  threatened  against or affecting the Company,  any Subsidiary or

                                       11

      any of their  respective  properties  before or by any court,  arbitrator, governmental or administrative  agency or regulatory  authority  (federal, state,  county,  local or foreign)  (collectively,  an "ACTION") which (i)
      adversely  affects or challenges the legality,  validity or enforceability of any of the  Transaction  Documents or the Securities or (ii) could,  if there were an  unfavorable  decision,  have or  reasonably  be expected to result  in  a  Material  Adverse  Effect.  Neither  the  Company  nor  any
      Subsidiary,  nor any  director  or  officer  thereof,  is or has  been the subject of any Action involving a claim of violation of or liability under federal or state  securities  laws or a claim of breach of fiduciary duty.
      There has not been,  and to the  knowledge  of the  Company,  there is not pending or contemplated, any investigation by the Commission involving the
      Company or any current or former  director or officer of the Company.  The
      Commission  has not issued any stop order or other  order  suspending  the effectiveness  of any  registration  statement filed by the Company or any
      Subsidiary under the Exchange Act or the Securities Act.

            (k) LABOR  RELATIONS.  No material  labor dispute  exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could  reasonably be expected to result in a Material
      Adverse Effect. None of the Company's or its Subsidiaries'  employees is a member of a union that relates to such  employee's  relationship  with the
      Company,  and neither the Company or any of its Subsidiaries is a party to a collective  bargaining  agreement,  and the Company and its Subsidiaries believe  that  their  relationships  with  their  employees  are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in  violation  of any  material  term of any  employment  contract,
      confidentiality,   disclosure  or  proprietary  information  agreement  or
      non-competition  agreement,  or any other  contract  or  agreement  or any restrictive covenant,  and the continued employment of each such executive officer  does not subject the  Company or any of its  Subsidiaries  to any liability  with respect to any of the foregoing  matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign  laws  and  regulations  relating  to  employment  and  employment practices,  terms and conditions of employment and wages and hours, except where the failure to be in compliance  could not,  individually  or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (l)  COMPLIANCE.  Neither the Company nor any  Subsidiary  (i) is in
      default  under or in violation of (and no event has occurred  that has not been waived that, with notice or lapse of time or both,  would result in a default by the Company or any  Subsidiary  under),  nor has the Company or any Subsidiary  received  notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its  properties is bound  (whether or not such default or violation has been waived),  (ii) is in violation of any order of any court,  arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule  or  regulation  of any  governmental  authority,  including  without limitation all foreign,  federal,  state and local laws  applicable to its business  and all such laws that  affect the  environment,  except in each case as could not have or  reasonably  be expected to result in a Material
      Adverse Effect.

                                       12

            (m) REGULATORY PERMITS. The Company and the Subsidiaries possess all
      certificates,   authorizations  and  permits  issued  by  the  appropriate federal,  state,  local or foreign  regulatory  authorities  necessary  to conduct  their  respective  businesses  as  described  in the SEC Reports, except  where  the  failure  to  possess  such  permits  could not have or reasonably be expected to result in a Material  Adverse Effect  ("MATERIAL
      PERMITS"),  and neither the Company nor any  Subsidiary  has  received any notice of proceedings  relating to the revocation or  modification  of any
      Material Permit.

            (n) TITLE TO ASSETS.  The Company and the Subsidiaries have good and marketable  title in fee simple to all real property owned by them that is material to the business of the Company and the  Subsidiaries and good and marketable  title in all personal  property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such  property and do not  materially  interfere  with the use made and proposed to be made of such  property by the Company and the  Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither  delinquent  nor subject to penalties.  Any real property and facilities  held under lease by the Company and the  Subsidiaries  are held by them under valid, subsisting and enforceable leases with which the
      Company and the Subsidiaries are in compliance.

            (o) PATENTS AND TRADEMARKS.  The Company and the Subsidiaries  have, or have  rights to use,  all  patents,  patent  applications,  trademarks,
      trademark  applications,   service  marks,  trade  names,  trade  secrets,
      inventions,  copyrights,  licenses and other intellectual  property rights and similar rights  necessary or material for use in connection with their respective  businesses  as  described  in the SEC  Reports  and  which the failure to so have could have a Material Adverse Effect (collectively, the
      "INTELLECTUAL  PROPERTY  RIGHTS").  Neither the Company nor any Subsidiary
      has  received  a notice  (written  or  otherwise)  that  the  Intellectual
      Property  Rights  used  by the  Company  or  any  Subsidiary  violates  or infringes upon the rights of any Person.  To the knowledge of the Company, all such  Intellectual  Property  Rights are  enforceable  and there is no existing  infringement  by  another  Person  of any  of  the  Intellectual
      Property Rights.  The Company and its  Subsidiaries  have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate,  reasonably be expect to have a Material
      Adverse Effect.

            (p)  INSURANCE.  The  Company  and the  Subsidiaries  are insured by insurers of recognized  financial  responsibility  against such losses and risks and in such amounts as are prudent and  customary in the  businesses in which the Company and the Subsidiaries are engaged,  including, but not limited to,  directors and officers  insurance  coverage at least equal to the aggregate  Subscription Amount. Neither the Company nor any Subsidiary
      has any reason to believe  that it will not be able to renew its  existing insurance  coverage as and when such coverage expires or to obtain similar coverage  from  similar  insurers  as may be  necessary  to  continue  its business without a significant increase in cost.

                                       13

            (q) TRANSACTIONS WITH AFFILIATES AND EMPLOYEES.  Except as set forth in the SEC Reports,  none of the officers or directors of the Company and, to the  knowledge of the Company,  none of the employees of the Company is presently a party to any  transaction  with the Company or any  Subsidiary
      (other than for services as employees, officers and directors),  including any contract,  agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer,  director or such employee or, to the knowledge of the Company,  any entity in which any officer,  director, or any such employee has a substantial interest or is an officer,  director,  trustee or  partner,  in each case in excess of
      $60,000  other  than (i) for  payment  of  salary or  consulting  fees for services  rendered,  (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits,  including stock option agreements under any stock option plan of the Company.

            (r) SARBANES-OXLEY;  INTERNAL ACCOUNTING CONTROLS. The Company is in
      material  compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are  applicable  to it as of the Closing  Date.  The Company and the
      Subsidiaries  maintain a system of internal accounting controls sufficient to provide  reasonable  assurance  that (i)  transactions  are executed in accordance  with  management's  general or specific  authorizations,  (ii)
      transactions are recorded as necessary to permit  preparation of financial statements in conformity  with GAAP and to maintain asset  accountability,
      (iii) access to assets is permitted only in accordance  with  management's general or specific  authorization,  and (iv) the recorded  accountability for assets is compared with the existing  assets at  reasonable  intervals and  appropriate  action is taken  with  respect to any  differences.  The
      Company has established  disclosure controls and procedures (as defined in
      Exchange Act Rules  13a-15(e) and  15d-15(e)) for the Company and designed such  disclosure  controls  and  procedures  to  ensure  that  information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded,  processed,  summarized  and reported, within the time periods specified in the Commission's rules and forms. The
      Company's  certifying  officers have  evaluated the  effectiveness  of the
      Company's  disclosure  controls and procedures as of the end of the period covered by the Company's  most recently  filed  periodic  report under the
      Exchange Act (such date, the "EVALUATION  DATE"). The Company presented in its most  recently  filed  periodic  report  under  the  Exchange  Act the conclusions of the  certifying  officers  about the  effectiveness  of the disclosure  controls and procedures  based on their  evaluations as of the
      Evaluation  Date. Since the Evaluation Date, there have been no changes in the Company's  internal control over financial  reporting (as such term is defined  in  the  Exchange  Act)  that  has  materially  affected,  or  is reasonably  likely to materially  affect,  the Company's  internal control over financial reporting.

            (s) CERTAIN FEES. No brokerage or finder's fees or  commissions  are or will be payable  by the  Company to any  broker,  financial  advisor or consultant,  finder,  placement agent,  investment  banker,  bank or other
      Person with respect to the  transactions  contemplated  by the Transaction
      Documents.  The  Purchasers  shall have no obligation  with respect to any fees or with  respect to any claims made by or on behalf of other  Persons

                                       14

      for  fees  of a type  contemplated  in  this  Section  that  may be due in
      connection   with  the   transactions   contemplated  by  the  Transaction
      Documents.

            (t) PRIVATE  PLACEMENT.  Assuming  the  accuracy  of the  Purchasers representations  and warranties set forth in Section 3.2, no  registration under  the  Securities  Act is  required  for the  offer  and  sale of the
      Securities by the Company to the Purchasers as  contemplated  hereby.  The issuance and sale of the  Securities  hereunder  does not  contravene  the rules and regulations of the Trading Market.

            (u) INVESTMENT COMPANY.  The Company is not, and is not an Affiliate
      of, and immediately after receipt of payment for the Securities,  will not be or be an Affiliate of, an  "investment  company"  within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its  business  in a  manner  so that it will  not  become  subject  to the
      Investment Company Act.

            (v)  REGISTRATION  RIGHTS.  Except as set forth on SCHEDULE  3.1(v), other  than each of the  Purchasers,  no Person has any right to cause the
      Company  to  effect  the  registration  under  the  Securities  Act of any securities of the Company.

            (w) LISTING AND MAINTENANCE REQUIREMENTS. The Company's Common Stock
      is registered  pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action  designed to, or which to its knowledge is likely to have the effect of,  terminating the  registration of the Common
      Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating  terminating such  registration.  The
      Company  has not, in the 12 months  preceding  the date  hereof,  received notice  from any Trading  Market on which the Common  Stock is or has been listed or quoted to the effect that the Company is not in compliance  with the  listing or  maintenance  requirements  of such  Trading  Market.  The
      Company  is,  and  has no  reason  to  believe  that  it  will  not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

            (x) APPLICATION OF TAKEOVER  PROTECTIONS.  The Company and its Board
      of Directors have taken all necessary  action,  if any, in order to render inapplicable any control share acquisition,  business combination,  poison pill  (including  any  distribution  under a  rights  agreement)  or other
      similar  anti-takeover   provision  under  the  Company's  Certificate  of
      Incorporation  (or similar charter  documents) or the laws of its state of incorporation  that is or could become  applicable to the  Purchasers as a result of the Purchasers and the Company  fulfilling their  obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Securities and the
      Purchasers' ownership of the Securities.

            (y)  DISCLOSURE.  Except  with  respect  to the  material  terms and conditions of the transactions  contemplated by the Transaction Documents, the Company  confirms  that neither it nor any other Person  acting on its behalf has provided any of the  Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic  information.  The Company  understands  and  confirms  that the

                                       15

      Purchasers  will  rely  on  the  foregoing   representation  in  effecting
      transactions in securities of the Company.  All disclosure furnished by or on behalf of the Company to the  Purchasers  regarding  the  Company,  its
      business  and  the  transactions   contemplated   hereby,   including  the
      Disclosure   Schedules   to   this   Agreement,   with   respect   to  the
      representations  and  warranties  made  herein are true and  correct  with respect to such  representations  and  warranties  and do not  contain any untrue  statement of a material  fact or omit to state any  material  fact necessary in order to make the  statements  made therein,  in light of the circumstances  under  which  they were  made,  not  misleading.  The press releases  disseminated  by the Company during the twelve months  preceding the date of this  Agreement  taken as a whole do not  contain  any  untrue statement of a material  fact or omit to state a material fact required to be stated therein or necessary in order to make the  statements,  in light of the  circumstances  under  which  they  were  made and when  made,  not misleading. The Company acknowledges and agrees that no Purchaser makes or
      has  made  any   representations   or  warranties   with  respect  to  the
      transactions  contemplated  hereby other than those specifically set forth in Section 3.2 hereof.

            (z) NO INTEGRATED OFFERING. Assuming the accuracy of the Purchasers'
      representations  and  warranties  set forth in Section  3.2,  neither  the
      Company, nor any of its Affiliates,  nor any Person acting on its or their behalf  has,  directly  or  indirectly,  made any  offers  or sales of any security or solicited any offers to buy any security,  under circumstances that would cause this offering of the  Securities  to be  integrated  with prior  offerings by the Company for purposes of the  Securities Act or any applicable  shareholder  approval provision of any Trading Market on which any of the securities of the Company are listed or designated.

            (aa) SOLVENCY. Except as described in SCHEDULE 3.1(AA), based on the financial  condition  of the Company as of the Closing  Date after  giving effect to the receipt by the Company of the proceeds  from the sale of the
      Securities hereunder,  (i) the fair saleable value of the Company's assets exceeds  the amount  that will be  required to be paid on or in respect of the  Company's  existing  debts and  other  liabilities  (including  known contingent  liabilities) as they mature;  (ii) the Company's assets do not constitute  unreasonably  small  capital to carry on its  business  as now conducted  and as proposed to be  conducted  including  its capital  needs taking into account the particular  capital  requirements  of the business conducted by the Company,  and projected capital  requirements and capital availability  thereof;  and (iii) the  current  cash flow of the  Company, together with the proceeds the Company would receive, were it to liquidate all of its assets,  after taking into account all anticipated  uses of the cash,  would be  sufficient  to pay all  amounts  on or in  respect of its liabilities  when such amounts are  required to be paid.  The Company does not intend to incur  debts  beyond  its  ability to pay such debts as they mature  (taking  into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no  knowledge of any facts or  circumstances  which  lead  it  to  believe  that  it  will  file  for reorganization or liquidation under the bankruptcy or reorganization  laws of any  jurisdiction  within  one year  from the  Closing  Date.  SCHEDULE
      3.1(AA)  sets forth as of the dates  thereof all  outstanding  secured and unsecured Indebtedness of the Company or any Subsidiary,  or for which the
      Company  or any  Subsidiary  has  commitments.  For the  purposes  of this
      Agreement,  "Indebtedness"  shall mean (a) any  liabilities  for  borrowed

                                       16

      money or amounts  owed in excess of  $50,000  (other  than trade  accounts payable incurred in the ordinary course of business),  (b) all guaranties, endorsements and other  contingent  obligations in respect of Indebtedness of  others,  whether  or not the same are or  should be  reflected  in the
      Company's  balance  sheet (or the notes  thereto),  except  guaranties  by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be
      capitalized  in  accordance  with  GAAP.   Neither  the  Company  nor  any
      Subsidiary is in default with respect to any Indebtedness.

            (bb) TAX STATUS.  Except for matters that would not, individually or in the  aggregate,  have or reasonably be expected to result in a Material
      Adverse  Effect,  the Company and each  Subsidiary has filed all necessary federal,  state and foreign  income and franchise tax returns and has paid or  accrued  all  taxes  shown  as due  thereon,  and the  Company  has no knowledge  of a tax  deficiency  which  has been  asserted  or  threatened against the Company or any Subsidiary.

            (cc) NO GENERAL  SOLICITATION.  Neither  the  Company nor any person acting on behalf of the Company has offered or sold any of the  Securities by any form of general  solicitation or general  advertising.  The Company has offered the  Securities  for sale only to the  Purchasers  and certain other  "accredited  investors"  within  the  meaning of Rule 501 under the
      Securities Act.

            (dd) FOREIGN  CORRUPT  PRACTICES.  Neither the  Company,  nor to the
      knowledge  of the Company,  any agent or other person  acting on behalf of the Company,  has (i) directly or indirectly,  used any funds for unlawful contributions,  gifts, entertainment or other unlawful expenses related to foreign or domestic political activity,  (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to  disclose  fully any  contribution  made by the Company (or made by any person  acting on its behalf of which the  Company  is aware)  which is in violation of law, or (iv)  violated in any material  respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

            (ee)  ACCOUNTANTS.  The  Company's  accountants  are  set  forth  on
      SCHEDULE  3.1(EE) of the  Disclosure  Schedule.  To the  knowledge  of the
      Company,  such  accountants,  who the Company  expects will express  their opinion with  respect to the  financial  statements  to be included in the
      Company's  Annual  Report on Form 10-KSB for the year ended  December  31,
      2006 are a registered  public  accounting firm as required by the Exchange
      Act.

            (ff)  SENIORITY.  As of the Closing Date, no  Indebtedness  or other claim against the Company is senior to the Debentures in right of payment, whether with respect to interest or upon  liquidation or  dissolution,  or otherwise,  other than  indebtedness  secured by purchase  money  security interests  (which is senior only as to underlying  assets covered thereby)
      and capital  lease  obligations  (which is senior only as to the  property covered thereby).

                                       17

            (gg) NO  DISAGREEMENTS  WITH  ACCOUNTANTS AND LAWYERS.  There are no
      disagreements of any kind presently existing, or reasonably anticipated by the Company to arise,  between the Company and the accountants and lawyers formerly or  presently  employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

            (hh) ACKNOWLEDGMENT  REGARDING  PURCHASERS'  PURCHASE OF Securities.
      The Company  acknowledges and agrees that each of the Purchasers is acting solely in the  capacity of an arm's length  purchaser  with respect to the
      Transaction  Documents  and the  transactions  contemplated  thereby.  The
      Company  further  acknowledges  that no Purchaser is acting as a financial advisor or  fiduciary  of the Company (or in any  similar  capacity)  with respect to the  Transaction  Documents and the  transactions  contemplated thereby and any advice given by any  Purchaser or any of their  respective representatives or agents in connection with the Transaction Documents and
      the  transactions   contemplated  thereby  is  merely  incidental  to  the
      Purchasers' purchase of the Securities.  The Company further represents to each  Purchaser  that the Company's  decision to enter into this Agreement and  the  other  Transaction  Documents  has  been  based  solely  on  the independent  evaluation  of the  transactions  contemplated  hereby by the
      Company and its representatives.

            (ii)   ACKNOWLEDGEMENT   REGARDING   PURCHASERS'  TRADING  ACTIVITY.
      Anything  in  this   Agreement  or   elsewhere   herein  to  the  contrary
      notwithstanding  (except  for  Sections  3.2(f)  and 4.16  hereof),  it is understood and acknowledged by the Company (i) that none of the Purchasers have been asked to agree,  nor has any  Purchaser  agreed,  to desist from purchasing or selling,  long and/or short,  securities of the Company,  or
      "derivative"  securities  based on securities  issued by the Company or to hold the Securities for any specified  term; (ii) that past or future open market or other transactions by any Purchaser,  including Short Sales, and specifically  including,  without limitation,  Short Sales or "derivative"
      transactions,  before  or after  the  closing  of this or  future  private placement  transactions,  may  negatively  impact the market  price of the
      Company's  publicly-traded  securities;  (iii)  that  any  Purchaser,  and counter-parties  in "derivative"  transactions to which any such Purchaser is a party, directly or indirectly,  presently may have a "short" position in the Common Stock,  and (iv) that each Purchaser  shall not be deemed to have any affiliation  with or control over any arm's length  counter-party in any  "derivative"  transaction.  The Company  further  understands  and acknowledges  that  (a) one or  more  Purchasers  may  engage  in  hedging activities  at various  times  during the period that the  Securities  are outstanding,  including,  without limitation,  during the periods that the value of the Underlying Shares  deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time  that the  hedging  activities  are  being  conducted.  The
      Company  acknowledges that such  aforementioned  hedging activities do not constitute a breach of any of the Transaction Documents.

            (jj)  REGULATION  M  COMPLIANCE.  The  Company  has not,  and to its
      knowledge  no one  acting  on its  behalf  has,  (i)  taken,  directly  or indirectly, any action designed to cause or to result in the stabilization or  manipulation of the price of any security of the Company to facilitate

                                       18

      the  sale  or  resale  of any of  the  Securities,  (ii)  sold,  bid  for, purchased,  or paid any compensation  for soliciting  purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any person any compensation  for soliciting  another to purchase any other securities of the  Company,  other  than,  in the case of  clauses  (ii)  and  (iii), compensation paid to the Company's  placement agent in connection with the placement of the Securities.

      3.2  REPRESENTATIONS  AND  WARRANTIES OF THE  PURCHASERS.  Each  Purchaser
hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

            (a)  ORGANIZATION;  AUTHORITY.  Such  Purchaser  is an  entity  duly organized,  validly  existing and in good  standing  under the laws of the jurisdiction of its organization with full right, corporate or partnership power and  authority  to enter  into and to  consummate  the  transactions contemplated by the  Transaction  Documents and otherwise to carry out its
      obligations  hereunder  and  thereunder.   The  execution,   delivery  and
      performance by such  Purchaser of the  transactions  contemplated  by this
      Agreement have been duly authorized by all necessary  corporate or similar action on the part of such Purchaser.  Each Transaction  Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid  and  legally  binding  obligation  of such  Purchaser,  enforceable against it in accordance with its terms,  except (i) as limited by general
      equitable    principles    and    applicable    bankruptcy,    insolvency,
      reorganization, moratorium and other laws of general application affecting enforcement  of  creditors'  rights  generally,  (ii) as  limited  by laws relating to the availability of specific performance, injunctive relief or
      other  equitable  remedies  and  (iii)  insofar  as  indemnification   and
      contribution provisions may be limited by applicable law.

            (b) OWN ACCOUNT.  Such Purchaser understands that the Securities are
      "restricted  securities" and have not been registered under the Securities
      Act or any applicable state securities law and is acquiring the Securities as  principal  for  its  own  account  and  not  with  a  view  to or  for distributing or reselling such Securities or any part thereof in violation of the  Securities  Act or any  applicable  state  securities  law, has no present  intention of distributing  any of such Securities in violation of the  Securities  Act or any  applicable  state  securities  law and has no direct or indirect arrangement or understandings with any other persons to
      distribute  or  regarding  the   distribution  of  such  Securities  (this
      representation  and warranty not limiting such  Purchaser's  right to sell the  Securities  pursuant to the  Registration  Statement  or otherwise in compliance with applicable federal and state securities laws) in violation of the  Securities  Act or  any  applicable  state  securities  law.  Such
      Purchaser is acquiring the Securities  hereunder in the ordinary course of its business.

            (c)  PURCHASER  STATUS.  At the time such  Purchaser was offered the
      Securities,  it was,  and at the date  hereof  it is,  and on each date on which it  exercises  any Warrants or converts  any  Debentures  it will be either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2),

                                       19

      (a)(3),  (a)(7) or (a)(8)  under the  Securities  Act or (ii) a "qualified institutional  buyer" as defined in Rule 144A(a) under the Securities Act.
      Such Purchaser is not required to be registered as a  broker-dealer  under
      Section 15 of the Exchange Act.

            (d) EXPERIENCE OF SUCH PURCHASER.  Such  Purchaser,  either alone or together with its representatives,  has such knowledge, sophistication and experience  in  business  and  financial  matters  so as to be  capable of evaluating  the  merits  and risks of the  prospective  investment  in the
      Securities,  and has so evaluated the merits and risks of such investment.
      Such  Purchaser is able to bear the economic  risk of an investment in the
      Securities  and, at the present time, is able to afford a complete loss of such investment.

            (e) GENERAL  SOLICITATION.  Such  Purchaser  is not  purchasing  the
      Securities  as a result  of any  advertisement,  article,  notice or other
      communication   regarding  the  Securities  published  in  any  newspaper, magazine  or  similar  media  or  broadcast  over  television  or radio or presented  at any  seminar or any other  general  solicitation  or general advertisement.

            (f) SHORT SALES AND CONFIDENTIALITY  PRIOR TO THE DATE HEREOF. Other
      than  the  transaction  contemplated  hereunder,  such  Purchaser  has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any  understanding  with  such  Purchaser,  executed  any  disposition, including  Short Sales, in the securities of the Company during the period commencing  from the time that such Purchaser  first received a term sheet
      (written or oral) from the Company or any other Person  setting  forth the material terms of the transactions  contemplated  hereunder until the date hereof ("DISCUSSION TIME").  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed  investment  vehicle whereby  separate portfolio managers manage separate portions of such Purchaser's assets and the  portfolio  managers  have  no  direct  knowledge  of  the  investment decisions made by the portfolio  managers  managing other portions of such
      Purchaser's  assets,  the  representation set forth above shall only apply with  respect to the portion of assets  managed by the  portfolio  manager that made the investment  decision to purchase the  Securities  covered by this Agreement.  Other than to other Persons party to this Agreement, such
      Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction  (including the existence and terms of this transaction).

                                   ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

      4.1   TRANSFER RESTRICTIONS.

            (a) The Securities may only be disposed of in compliance  with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an  Affiliate  of a Purchaser  or in  connection  with a pledge as  contemplated  in Section  4.1(b),  the  Company may require the transferor  thereof  to  provide  to the  Company  an  opinion  of counsel selected by the transferor and reasonably  acceptable to the Company,  the form and substance of which opinion  shall be reasonably  satisfactory  to

                                       20

      the  Company,   to  the  effect  that  such   transfer  does  not  require
      registration of such transferred Securities under the Securities Act. As a condition of transfer,  any such  transferee  shall agree in writing to be bound by the  terms of this  Agreement  and  shall  have the  rights  of a
      Purchaser under this Agreement and the Registration Rights Agreement.

            (b) The Purchasers  agree to the imprinting,  so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

      [NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES
      ARE [EXERCISABLE]  [CONVERTIBLE]] HAVE BEEN REGISTERED WITH THE SECURITIES
      AND  EXCHANGE  COMMISSION  OR THE  SECURITIES  COMMISSION  OF ANY STATE IN
      RELIANCE UPON AN EXEMPTION FROM  REGISTRATION  UNDER THE SECURITIES ACT OF
      1933, AS AMENDED (THE  "SECURITIES  ACT"),  AND,  ACCORDINGLY,  MAY NOT BE
      OFFERED OR SOLD EXCEPT  PURSUANT TO AN  EFFECTIVE  REGISTRATION  STATEMENT
      UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN
      A  TRANSACTION  NOT  SUBJECT  TO,  THE  REGISTRATION  REQUIREMENTS  OF THE
      SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE  STATE SECURITIES LAWS AS
      EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE  TRANSFEROR TO SUCH EFFECT,
      THE  SUBSTANCE  OF WHICH SHALL BE  REASONABLY  ACCEPTABLE  TO THE COMPANY.
      THESE SECURITIES AND THE SECURITIES ISSUABLE UPON [EXERCISE]  [CONVERSION]
      OF THESE  SECURITIES MAY BE PLEDGED IN CONNECTION  WITH A BONA FIDE MARGIN
      ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

            The Company  acknowledges  and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin  agreement with a registered broker-dealer  or  grant  a  security  interest  in  some  or  all  of the
      Securities to a financial  institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration  Rights Agreement and, if required under the terms of such  arrangement,  such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.
      Such a pledge or transfer  would not be subject to approval of the Company and no legal  opinion of legal  counsel of the pledgee,  secured  party or pledgor  shall be required in  connection  therewith.  Further,  no notice shall be required of such pledge. At the appropriate  Purchaser's expense, the Company will execute and deliver such  reasonable  documentation  as a
      pledgee  or  secured  party  of  Securities  may  reasonably   request  in
      connection with a pledge or transfer of the Securities,  including, if the
      Securities are subject to registration pursuant to the Registration Rights
      Agreement,   the  preparation  and  filing  of  any  required   prospectus
      supplement  under  Rule  424(b)(3)  under  the  Securities  Act  or  other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

                                       21

            (c) Certificates  evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof):  (i)
      while a  registration  statement  (including the  Registration  Statement)
      covering  the resale of such  security is effective  under the  Securities
      Act, or (ii) following any sale of such Underlying Shares pursuant to Rule
      144, or (iii) if such  Underlying  Shares are eligible for sale under Rule
      144(k),   or  (iv)  if  such  legend  is  not  required  under  applicable requirements of the Securities Act (including judicial interpretations and pronouncements  issued by the staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly  after the Effective  Date if required by the Company's  transfer agent to effect the removal of the legend hereunder. If all or any portion of a Debenture or Warrant is converted or exercised (as  applicable)  at a time when there is an effective registration statement to cover the resale of the Underlying  Shares,  or if such Underlying Shares may be sold under
      Rule 144(k) or if such legend is not otherwise  required under  applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying
      Shares  shall be issued  free of all  legends.  The  Company  agrees  that following the  Effective  Date or at such time as such legend is no longer required under this Section  4.1(c),  it will, no later than three Trading
      Days following the delivery by a Purchaser to the Company or the Company's transfer  agent  of  a  certificate  representing  Underlying  Shares,  as applicable,  issued with a restrictive legend (such third Trading Day, the
      "LEGEND REMOVAL DATE"), deliver or cause to be delivered to such Purchaser a certificate  representing  such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give  instructions  to any transfer  agent of the Company that enlarge the restrictions  on  transfer  set forth in this  Section.  Certificates  for
      Underlying Shares subject to legend removal hereunder shall be transmitted by the transfer  agent of the Company to the  Purchasers  by crediting the account of the Purchaser's  prime broker with the Depository Trust Company
      System.

            (d) In addition to such Purchaser's  other available  remedies,  the
      Company shall pay to a Purchaser,  in cash, as partial  liquidated damages and not as a penalty,  for each $1,000 of Underlying  Shares (based on the
      VWAP of the Common Stock on the date such  Securities are submitted to the
      Company's  transfer agent) delivered for removal of the restrictive legend and subject to Section 4.1(c),  $10 per Trading Day (increasing to $20 per
      Trading Day 5 Trading  Days after such  damages  have begun to accrue) for each Trading Day after the Legend  Removal Date until such  certificate is delivered  without a legend.  Nothing herein shall limit such  Purchaser's right to pursue  actual  damages  for the  Company's  failure  to  deliver certificates  representing  any Securities as required by the  Transaction
      Documents,  and such Purchaser shall have the right to pursue all remedies available  to it at law or in  equity  including,  without  limitation,  a decree of specific performance and/or injunctive relief.

            (e)  Each  Purchaser,  severally  and not  jointly  with  the  other
      Purchasers,  agrees  that  the  removal  of the  restrictive  legend  from certificates  representing  Securities as set forth in this Section 4.1 is predicated  upon the Company's  reliance that the Purchaser  will sell any
      Securities  pursuant  to  either  the  registration  requirements  of  the
      Securities Act, including any applicable prospectus delivery requirements, or an exemption  therefrom,  and that if Securities are sold pursuant to a
      Registration  Statement,  they will be sold in compliance with the plan of distribution set forth therein.

                                       22

      4.2   ACKNOWLEDGMENT  OF  DILUTION.  The  Company  acknowledges  that  the issuance of the Securities may result in dilution of the  outstanding  shares of
Common Stock, which dilution may be substantial under certain market conditions.
The Company  further  acknowledges  that its  obligations  under the Transaction
Documents,  including without  limitation its obligation to issue the Underlying
Shares pursuant to the Transaction Documents, are unconditional and absolute and not  subject  to any  right  of  set  off,  counterclaim,  delay  or  reduction, regardless  of the effect of any such dilution or any claim the Company may have against any Purchaser and  regardless of the dilutive  effect that such issuance may have on the ownership of the other stockholders of the Company.

      4.3   FURNISHING OF INFORMATION. As long as any Purchaser owns Securities, the Company  covenants to timely file (or obtain  extensions in respect  thereof and file within the applicable grace period) all reports required to be filed by the Company  after the date hereof  pursuant to the Exchange Act. As long as any
Purchaser  owns  Securities,  if the  Company is not  required  to file  reports pursuant to the Exchange Act, it will prepare and furnish to the  Purchasers and make publicly  available in accordance  with Rule 144(c) such  information as is required for the Purchasers to sell the  Securities  under Rule 144. The Company further  covenants  that it will  take  such  further  action  as any  holder of
Securities may reasonably  request,  to the extent required from time to time to enable  such  Person  to sell such  Securities  without  registration  under the
Securities Act within the requirements of the exemption provided by Rule 144.

      4.4   INTEGRATION.  The Company shall not sell,  offer for sale or solicit offers to buy or  otherwise  negotiate in respect of any security (as defined in
Section 2 of the Securities Act) that would be integrated with the offer or sale of the  Securities  in a manner that would  require the  registration  under the
Securities  Act of the sale of the Securities to the Purchasers or that would be integrated  with the offer or sale of the  Securities  for purposes of the rules and regulations of any Trading Market.

      4.5   CONVERSION AND EXERCISE  PROCEDURES.  The form of Notice of Exercise included in the  Warrants and the form of Notice of  Conversion  included in the
Debentures set forth the totality of the  procedures  required of the Purchasers in order to exercise the Warrants or convert the Debentures. No additional legal opinion or other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Debentures.  The Company shall honor exercises of the Warrants and  conversions  of the  Debentures and shall deliver
Underlying Shares in accordance with the terms,  conditions and time periods set forth in the Transaction Documents.

      4.6   SECURITIES LAWS  DISCLOSURE;  PUBLICITY.  The Company shall, by 8:30
a.m.  Eastern time on the Trading Day  following  the date  hereof,  issue press release  describing the material terms of the Transaction  Documents,  and shall file a  Current  Report  on  Form  8-K  disclosing  the  material  terms  of the transactions  contemplated  hereby,  and  attaching  the  Transaction  Documents thereto, within the period required by Commission  regulations.  The Company and each Purchaser shall

                                       23

consult with each other in issuing any other press  releases with respect to the transactions  contemplated  hereby,  and neither  the Company nor any  Purchaser shall issue any such press release or otherwise  make any such public  statement without the prior  consent of the Company,  with respect to any press release of any Purchaser,  or without the prior consent of each Purchaser,  with respect to any press  release of the  Company,  which  consent  shall not  unreasonably  be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public  statement or  communication.  Notwithstanding  the  foregoing,  the
Company shall not publicly  disclose the name of any  Purchaser,  or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market,  without the prior written consent of such Purchaser,  except
(i)  as  required  by  federal   securities  law  in  connection  with  (A)  any
registration statement contemplated by the Registration Rights Agreement and (B)
the filing of final Transaction  Documents  (including  signature pages thereto)
with the Commission and (ii) to the extent such disclosure is required by law or
Trading  Market  regulations,  in  which  case the  Company  shall  provide  the
Purchasers with prior notice of such  disclosure  permitted under this subclause
(ii).

      4.7   SHAREHOLDER  RIGHTS  PLAN.  No claim will be made or enforced by the
Company  or,  with the  consent  of the  Company,  any  other  Person,  that any
Purchaser is an "Acquiring Person" under any control share acquisition, business combination,  poison pill (including any distribution  under a rights agreement)
or similar  anti-takeover  plan or arrangement in effect or hereafter adopted by the Company,  or that any Purchaser could be deemed to trigger the provisions of any such  plan or  arrangement,  by  virtue of  receiving  Securities  under the
Transaction  Documents or under any other agreement  between the Company and the
Purchasers.

      4.8   NON-PUBLIC  INFORMATION.  Except with respect to the material  terms and conditions of the  transactions  contemplated by the Transaction  Documents, the Company  covenants and agrees that neither it nor any other Person acting on its  behalf  will  provide  any  Purchaser  or its  agents or  counsel  with any
information  that  the  Company   believes   constitutes   material   non-public
information,  unless prior thereto such Purchaser  shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands  and confirms that each Purchaser  shall be relying on the foregoing representations in effecting transactions in securities of the Company.

      4.9   USE OF  PROCEEDS.  Except  as set  forth on  SCHEDULE  4.9  attached hereto,  the Company shall use the net proceeds from the sale of the  Securities hereunder  for working  capital  purposes  and not for the  satisfaction  of any portion of the  Company's  debt  (other  than  payment of trade  payables in the ordinary course of the Company's  business and prior  practices),  to redeem any
Common  Stock  or  Common  Stock   Equivalents  or  to  settle  any  outstanding
litigation.

      4.10  REIMBURSEMENT.  If any Purchaser becomes involved in any capacity in any  Proceeding  by or against  any Person who is a  stockholder  of the Company
(except as a result of sales, pledges,  margin sales and similar transactions by such  Purchaser  to or with any other  stockholder),  solely as a result of such
Purchaser's acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses  (including the cost of any  investigation  preparation and travel in connection  therewith)

                                       24

incurred  in  connection   therewith,   as  such  expenses  are  incurred.   The
reimbursement  obligations  of the  Company  under  this  paragraph  shall be in addition to any  liability  which the Company may otherwise  have,  shall extend upon the same terms and  conditions to any  Affiliates of the Purchasers who are actually  named in such  action,  proceeding  or  investigation,  and  partners, directors,  agents,  employees and controlling persons (if any), as the case may be, of the  Purchasers  and any such  Affiliate,  and shall be binding  upon and
inure  to  the  benefit  of  any   successors,   assigns,   heirs  and  personal
representatives  of the Company,  the  Purchasers and any such Affiliate and any such Person.  The Company also agrees that neither the  Purchasers  nor any such
Affiliates,  partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company  solely as a result of acquiring  the  Securities  under this Agreement.

      4.11  INDEMNIFICATION  OF  PURCHASERS.  Subject to the  provisions of this
Section  4.11,  the  Company  will  indemnify  and hold each  Purchaser  and its directors, officers, shareholders,  members, partners, employees and agents (and any other Persons with a functionally  equivalent  role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser  (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers,  shareholders,
agents,   members,   partners  or  employees  (and  any  other  Persons  with  a functionally  equivalent role of a Person holding such titles  notwithstanding a lack of such  title or any other  title) of such  controlling  person  (each,  a
"PURCHASER PARTY") harmless from any and all losses,  liabilities,  obligations, claims,  contingencies,  damages,  costs and expenses,  including all judgments, amounts paid in  settlements,  court costs and  reasonable  attorneys'  fees and costs of  investigation  that any such Purchaser  Party may suffer or incur as a result  of or  relating  to (a)  any  breach  of  any  of  the  representations, warranties,  covenants or agreements made by the Company in this Agreement or in the  other  Transaction  Documents  or  (b)  any  action  instituted  against  a
Purchaser, or any of them or their respective Affiliates,  by any stockholder of the Company who is not an  Affiliate of such  Purchaser,  with respect to any of the transactions  contemplated by the Transaction  Documents (unless such action is based  upon a  breach  of such  Purchaser's  representations,  warranties  or covenants  under the Transaction  Documents or any agreements or  understandings such  Purchaser  may have with any such  stockholder  or any  violations  by the
Purchaser of state or federal  securities  laws or any conduct by such Purchaser which constitutes fraud,  gross negligence,  willful misconduct or malfeasance).
If any action shall be brought  against any Purchaser  Party in respect of which indemnity may be sought pursuant to this  Agreement,  such Purchaser Party shall promptly notify the Company in writing,  and the Company shall have the right to assume  the  defense  thereof  with  counsel  of  its  own  choosing  reasonably acceptable to the Purchaser  Party.  Any Purchaser Party shall have the right to employ  separate  counsel in any such  action  and  participate  in the  defense thereof,  but the fees and expenses of such  counsel  shall be at the expense of such Purchaser  Party except to the extent that (i) the  employment  thereof has been  specifically  authorized  by the Company in writing,  (ii) the Company has failed  after a  reasonable  period of time to assume such defense and to employ counsel  or (iii) in such  action  there is, in the  reasonable  opinion of such separate counsel, a material conflict on any material issue between the position of the  Company  and the  position of such  Purchaser  Party,  in which case the
Company shall be  responsible  for the  reasonable  fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser
Party under this Agreement (i) for any settlement by a Purchaser  Party effected without the Company's  prior written  consent,  which shall not be  unreasonably

                                       25

withheld or delayed;  or (ii) to the extent, but only to the extent that a loss, claim,  damage or liability is attributable  to any Purchaser  Party's breach of any of the  representations,  warranties,  covenants or agreements  made by such
Purchaser  Party in this Agreement or in the other  Transaction  Documents.  The
Company shall not effect any settlement  affecting a Purchaser Party without the
Purchaser  Party's prior consent,  which shall not be  unreasonably  withheld or delayed.

      4.12  RESERVATION AND LISTING OF SECURITIES.

            (a) The Company  shall  maintain a reserve from its duly  authorized shares of Common Stock for issuance pursuant to the Transaction  Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

            (b) If, on any date,  the number of  authorized  but  unissued  (and otherwise  unreserved)  shares of Common  Stock is less than the  Required
      Minimum on such date, then the Board of Directors of the Company shall use commercially  reasonable  efforts to amend the  Company's  certificate  or articles  of  incorporation  to  increase  the  number of  authorized  but unissued  shares of Common Stock to at least the Required  Minimum at such time,  as soon as  possible  and in any event not later  than the 75th day after such date.

            (c) The Company  shall,  if  applicable:  (i) in the time and manner required  by the  principal  Trading  Market,  prepare  and file with such
      Trading Market an additional shares listing application  covering a number of shares of Common  Stock at least equal to the  Required  Minimum on the date of such  application,  (ii) take all steps  necessary  to cause  such shares of Common Stock to be approved  for listing on such Trading  Market as soon as possible  thereafter,  (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the  Required  Minimum on such date on such Trading
      Market or another Trading Market.

            (d) The Company shall submit a proposal to its  shareholders  at the
      Company's next special or annual meeting of shareholders,  whichever comes
      first,  to  effect  the  Authorized   Share  Approval  which  will  permit
      conversion in full of all Debentures and the exercise of all Warrants. The
      Company's board of directors shall recommend that  shareholders vote "for"
      such proposal.

      4.13  PARTICIPATION IN FUTURE FINANCING.

            (a) From the date hereof  until the date that no  Debentures  remain outstanding,  upon any issuance by the Company or any of its  Subsidiaries of Common Stock or Common Stock  Equivalents (a  "SUBSEQUENT  FINANCING"),
      each  Purchaser  shall have the right to participate in up to an amount of the Subsequent  Financing  equal to 100% of the Subsequent  Financing (the
      "PARTICIPATION  MAXIMUM") on the same terms, conditions and price provided for in the Subsequent Financing.

            (b) At least 5 Trading  Days prior to the closing of the  Subsequent
      Financing, the Company shall deliver to each Purchaser a written notice of its  intention  to effect a  Subsequent  Financing  ("PRE-NOTICE"),  which

                                       26

      Pre-Notice  shall ask such  Purchaser if it wants to review the details of such financing (such additional notice, a "SUBSEQUENT  FINANCING NOTICE").
      Upon  the  request  of a  Purchaser,  and  only  upon a  request  by  such
      Purchaser,  for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 Trading Day after such  request,  deliver a Subsequent
      Financing Notice to such Purchaser.  The Subsequent Financing Notice shall describe  in  reasonable  detail  the  proposed  terms of such  Subsequent
      Financing,  the amount of proceeds intended to be raised  thereunder,  the
      Person  or  Persons  through  or with whom such  Subsequent  Financing  is proposed to be  effected,  and  attached to which shall be a term sheet or similar document relating thereto.

            (c)  Any  Purchaser  desiring  to  participate  in  such  Subsequent
      Financing  must  provide  written  notice to the Company by not later than
      5:30 p.m.  (New York City  time) on the 5th  Trading  Day after all of the
      Purchasers  have received the Pre-Notice  that the Purchaser is willing to participate in the  Subsequent  Financing,  the amount of the  Purchaser's participation,  and that the Purchaser has such funds ready,  willing, and available  for  investment  on the  terms  set  forth  in  the  Subsequent
      Financing Notice. If the Company receives no notice from a Purchaser as of such 5th Trading Day, such Purchaser  shall be deemed to have notified the
      Company that it does not elect to participate.

            (d) If by 5:30  p.m.  (New York City  time) on the 5th  Trading  Day after all of the Purchasers have received the Pre-Notice, notifications by the  Purchasers of their  willingness  to  participate  in the  Subsequent
      Financing  (or  to  cause  their  designees  to  participate)  is,  in the aggregate,  less than the total amount of the Subsequent  Financing,  then the Company may effect the remaining portion of such Subsequent  Financing on the terms and with the  Persons set forth in the  Subsequent  Financing
      Notice.

            (e) If by 5:30  p.m.  (New York City  time) on the 5th  Trading  Day after all of the  Purchasers  have  received the  Pre-Notice,  the Company receives  responses  to a  Subsequent  Financing  Notice  from  Purchasers seeking to purchase  more than the aggregate  amount of the  Participation
      Maximum, each such Purchaser shall have the right to purchase its Pro Rata
      Portion  (as  defined  below)  of the  Participation  Maximum.  "PRO  RATA
      PORTION"  is the  ratio  of (x)  the  Subscription  Amount  of  Securities purchased  on the  Closing  Date by a Purchaser  participating  under this
      Section  4.13 and (y) the sum of the  aggregate  Subscription  Amounts  of
      Securities  purchased on the Closing Date by all Purchasers  participating under this Section 4.13.

            (f) The Company must provide the Purchasers with a second Subsequent
      Financing  Notice,  and the  Purchasers  will  again  have  the  right  of participation  set forth above in this  Section  4.13,  if the  Subsequent
      Financing  subject  to the  initial  Subsequent  Financing  Notice  is not consummated  for any  reason on the  terms  set  forth in such  Subsequent
      Financing  Notice  within 60 Trading  Days  after the date of the  initial
      Subsequent Financing Notice.

            (g) Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance.

                                       27

      4.14  SUBSEQUENT EQUITY SALES.

            (a) From the date  hereof  until 90 days after the  Effective  Date, without the prior written  consent of the holders of majority in principal amount of the  Debentures,  neither the Company nor any  Subsidiary  shall issue  shares  of  Common  Stock or Common  Stock  Equivalents;  PROVIDED,
      HOWEVER,  the 90 day  period  set  forth  in this  Section  4.14  shall be extended  for the number of Trading  Days  during such period in which (i)
      trading in the Common Stock is suspended  by any Trading  Market,  or (ii)
      following the Effective Date, the Registration  Statement is not effective or the prospectus  included in the Registration  Statement may not be used by the Purchasers for the resale of the Underlying Shares.

            (b) From the date hereof until such time as no  Purchaser  holds any of the  Securities,  the Company  shall be  prohibited  from  effecting or entering into an agreement to effect any Subsequent  Financing involving a
      "Variable Rate  Transaction".  The term "VARIABLE RATE TRANSACTION"  shall mean a  transaction  in which the Company  issues or sells (i) any debt or equity securities that are convertible  into,  exchangeable or exercisable for, or include  the right to receive  additional  shares of Common  Stock either (A) at a conversion,  exercise or exchange rate or other price that is based upon and/or varies with the trading  prices of or quotations  for the shares of Common Stock at any time after the initial  issuance of such debt or equity securities, or (B) with a conversion,  exercise or exchange price that is subject to being reset at some future date after the initial issuance  of such  debt or  equity  security  or upon  the  occurrence  of specified  or  contingent  events  directly or  indirectly  related to the business of the Company or the market for the Common  Stock or (ii) enters into any  agreement,  including,  but not  limited  to, an equity  line of credit,  whereby the Company may sell  securities  at a future  determined price.

            (c) Notwithstanding the foregoing, this Section 4.14 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

      4.15 EQUAL TREATMENT OF PURCHASERS.  No consideration  shall be offered or paid to any  Person  to amend or  consent  to a waiver  or  modification  of any provision of any of the Transaction  Documents unless the same  consideration is also offered to all of the parties to the Transaction  Documents.  Further,  the
Company shall not make any payment of principal or interest on the Debentures in
amounts  which  are   disproportionate  to  the  respective   principal  amounts
outstanding  on  the  Debentures  at  any  applicable  time.  For  clarification purposes,  this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser,  and is intended for the  Company  to treat  the  Purchasers  as a class  and shall not in any way be construed as the Purchasers  acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

      4.16  SHORT  SALES  AND  CONFIDENTIALITY   AFTER  THE  DATE  HEREOF.  Each
Purchaser  severally and not jointly with the other  Purchasers  covenants  that neither  it  nor  any  Affiliate  acting  on  its  behalf  or  pursuant  to  any understanding  with it will execute any Short Sales during the period commencing at the Discussion Time

                                       28

and ending at the time that the transactions  contemplated by this Agreement are first publicly announced as described in Section 4.6. Each Purchaser,  severally and not jointly with the other Purchasers, covenants that until such time as the transactions  contemplated  by this  Agreement  are  publicly  disclosed  by the
Company  as  described  in  Section  4.6,  such   Purchaser  will  maintain  the
confidentiality   of  all  disclosures  made  to  it  in  connection  with  this transaction  (including  the  existence  and  terms of this  transaction).  Each
Purchaser understands and acknowledges, severally and not jointly with any other
Purchaser,  that the  Commission  currently  takes the position that coverage of short  sales of  shares  of the  Common  Stock  "against  the box"  prior to the
Effective Date of the Registration  Statement with the Securities is a violation of Section 5 of the  Securities  Act, as set forth in Item 65, Section A, of the
Manual  of  Publicly  Available  Telephone  Interpretations,  dated  July  1997, compiled  by the  Office of Chief  Counsel,  Division  of  Corporation  Finance.
Notwithstanding the foregoing,  no Purchaser makes any representation,  warranty or covenant  hereby that it will not engage in Short Sales in the  securities of the Company after the time that the transactions  contemplated by this Agreement are first publicly  announced as described in Section 4.6.  Notwithstanding  the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the  portfolio  managers have no direct  knowledge of the  investment decisions  made  by the  portfolio  managers  managing  other  portions  of such
Purchaser's  assets,  the covenant set forth above shall only apply with respect to the  portion  of  assets  managed  by the  portfolio  manager  that  made the investment decision to purchase the Securities covered by this Agreement.

      4.17  FORM D; BLUE SKY FILINGS. The Company agrees to timely file a Form D with respect to the Securities as required  under  Regulation D and to provide a copy  thereof,  promptly upon request of any  Purchaser.  The Company shall take such action as the Company shall  reasonably  determine is necessary in order to obtain  an  exemption  for,  or to  qualify  the  Securities  for,  sale  to the
Purchasers at the Closing under applicable  securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

      4.18  CAPITAL  CHANGES.  Until the one year  anniversary  of the Effective
Date,  the  Company  shall not  undertake  a reverse or forward  stock  split or reclassification  of the Common Stock without the prior  written  consent of the
Purchasers holding a majority in principal amount outstanding of the Debentures.

      4.19  CONSENT TO TRANSACTION DOCUMENTS.  The Purchaser acknowledge,  agree and consent to the transactions contemplated under the Transaction Documents and waive any breach or conflict with any prior  agreements  between the Company and any of the Purchasers.

      4.20  AMENDMENT TO SECURITY AGREEMENT.  The parties hereby acknowledge and agree that the  definition  of  "Obligations"  under the  Security  Agreement is hereby  amended  and  restated  as  follows:  ""OBLIGATIONS"  MEANS  ALL  OF THE
LIABILITIES AND OBLIGATIONS (PRIMARY, SECONDARY, DIRECT, CONTINGENT, SOLE, JOINT
OR SEVERAL) DUE OR TO BECOME DUE, OR THAT ARE NOW OR MAY BE HEREAFTER CONTRACTED
OR  ACQUIRED,  OR OWING TO, OF ANY  DEBTOR TO THE  SECURED  PARTIES,  INCLUDING,
WITHOUT LIMITATION,  ALL OBLIGATIONS UNDER THIS AGREEMENT,  THE DEBENTURES,  THE
ORIGINAL ISSUE DISCOUNT  SECURED  CONVERTIBLE  DEBENTURES DUE FEBRUARY 14, 2010,
MAY 8, 2010 AND SEPTEMBER __, 2010, ANY EXISTING OR FUTURE CREDIT LINE OR OTHER

                                       29

LOAN  FACILITY,  THE GUARANTY  AND ANY OTHER  INSTRUMENTS,  AGREEMENTS  OR OTHER
DOCUMENTS EXECUTED AND/OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, IN EACH
CASE,  WHETHER NOW OR HEREAFTER  EXISTING,  VOLUNTARY OR INVOLUNTARY,  DIRECT OR
INDIRECT,  ABSOLUTE OR CONTINGENT,  LIQUIDATED OR  UNLIQUIDATED,  WHETHER OR NOT
JOINTLY  OWED WITH  OTHERS,  AND WHETHER OR NOT FROM TIME TO TIME  DECREASED  OR
EXTINGUISHED AND LATER INCREASED, CREATED OR INCURRED, AND ALL OR ANY PORTION OF
SUCH  OBLIGATIONS OR LIABILITIES THAT ARE PAID, TO THE EXTENT ALL OR ANY PART OF
SUCH  PAYMENT IS AVOIDED OR  RECOVERED  DIRECTLY OR  INDIRECTLY  FROM ANY OF THE
SECURED  PARTIES AS A  PREFERENCE,  FRAUDULENT  TRANSFER  OR  OTHERWISE  AS SUCH
OBLIGATIONS MAY BE AMENDED,  SUPPLEMENTED,  CONVERTED, EXTENDED OR MODIFIED FROM
TIME TO  TIME.  WITHOUT  LIMITING  THE  GENERALITY  OF THE  FOREGOING,  THE TERM
"OBLIGATIONS" SHALL INCLUDE, WITHOUT LIMITATION:  (I) PRINCIPAL OF, AND INTEREST
ON THE  DEBENTURES  AND THE LOANS EXTENDED  PURSUANT  THERETO;  (II) ANY AND ALL
OTHER FEES, INDEMNITIES,  COSTS, OBLIGATIONS AND LIABILITIES OF THE DEBTORS FROM
TIME TO TIME UNDER OR IN CONNECTION  WITH THIS AGREEMENT,  THE  DEBENTURES,  THE
GUARANTY  AND ANY OTHER  INSTRUMENTS,  AGREEMENTS  OR OTHER  DOCUMENTS  EXECUTED
AND/OR  DELIVERED IN  CONNECTION  HEREWITH OR  THEREWITH;  AND (III) ALL AMOUNTS
(INCLUDING  BUT  NOT  LIMITED  TO  POST-PETITION  INTEREST)  IN  RESPECT  OF THE
FOREGOING  THAT WOULD BE PAYABLE  BUT FOR THE FACT THAT THE  OBLIGATIONS  TO PAY
SUCH  AMOUNTS ARE  UNENFORCEABLE  OR NOT  ALLOWABLE  DUE TO THE  EXISTENCE  OF A
BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING INVOLVING ANY DEBTOR."

                                   ARTICLE V.
                                  MISCELLANEOUS

      5.1   TERMINATION.  This Agreement may be terminated by any Purchaser,  as to such Purchaser's obligations hereunder only and without any effect whatsoever on the  obligations  between the Company  and the other  Purchasers,  by written notice to the other  parties,  if the  Closing  has not been  consummated  on or before  September 21, 2007;  PROVIDED,  HOWEVER,  that no such  termination will affect  the  right of any party to sue for any  breach  by the  other  party (or parties).

      5.2 FEES AND EXPENSES. At the Closing, the Company has agreed to reimburse
FWS and Olshan  Grundman  Frome  Rosenzweig  & Wolosky LLP for their  respective reasonable  legal  fees and  expenses.  Except  as  expressly  set  forth in the
Transaction  Documents  to the  contrary,  each  party  shall  pay the  fees and expenses of its advisers,  counsel,  accountants and other experts,  if any, and all  other  expenses  incurred  by  such  party  incident  to  the  negotiation, preparation,  execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

      5.3  ENTIRE  AGREEMENT.  The  Transaction  Documents,  together  with  the exhibits and schedules thereto,  contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

      5.4   NOTICES.  Any and all notices or other  communications or deliveries required or permitted to be provided  hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if

                                       30

such notice or  communication is delivered via facsimile at the facsimile number set forth on the signature  pages  attached  hereto prior to 5:30 p.m. (New York
City  time)  on a  Trading  Day,  (b) the next  Trading  Day  after  the date of transmission,  if such notice or communication is delivered via facsimile at the facsimile  number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading
Day,  (c) the 2nd Trading  Day  following  the date of mailing,  if sent by U.S.
nationally  recognized  overnight courier service, or (d) upon actual receipt by the party to whom such  notice is  required  to be given.  The  address for such notices and communications shall be as set forth on the signature pages attached hereto.

      5.5   AMENDMENTS;  WAIVERS.  No provision of this Agreement may be waived, modified,  supplemented or amended except in a written instrument signed, in the case  of an  amendment,  by  the  Company  and  two-thirds  in  interest  of the
Purchasers  (based on the  then-outstanding  principal amount of the Debentures)
or, in the case of a waiver,  by the party against whom  enforcement of any such waived  provision  is  sought.  No waiver of any  default  with  respect  to any provision,  condition or requirement  of this Agreement  shall be deemed to be a continuing  waiver  in the  future or a waiver of any  subsequent  default  or a waiver of any other provision,  condition or requirement  hereof,  nor shall any delay or  omission of any party to exercise  any right  hereunder  in any manner impair the exercise of any such right.

      5.6   HEADINGS.  The  headings  herein are for  convenience  only,  do not constitute a part of this  Agreement  and shall not be deemed to limit or affect any of the provisions hereof.

      5.7   SUCCESSORS  AND ASSIGNS.  This  Agreement  shall be binding upon and inure to the benefit of the parties and their successors and permitted  assigns.
The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any
Purchaser may assign any or all of its rights under this Agreement to any Person to whom such  Purchaser  assigns or  transfers  any  Securities,  provided  such transferee  agrees in  writing  to be bound,  with  respect  to the  transferred
Securities,  by the  provisions of the  Transaction  Documents that apply to the
"Purchasers".

      5.8   NO  THIRD-PARTY  BENEFICIARIES.  This  Agreement is intended for the benefit of the parties  hereto and their  respective  successors  and  permitted assigns and is not for the benefit of, nor may any provision  hereof be enforced by, any other Person, except as otherwise set forth in Section 4.11.

      5.9   GOVERNING LAW. All questions concerning the construction,  validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance  with the internal laws of the State of
New York,  without  regard to the  principles of conflicts of law thereof.  Each
party  agrees  that  all  legal  proceedings   concerning  the  interpretations,
enforcement and defense of the  transactions  contemplated by this Agreement and any other Transaction  Documents  (whether brought against a party hereto or its respective affiliates,  directors, officers, shareholders,  employees or agents)
shall be commenced  exclusively  in the state and federal  courts sitting in the
City of New  York.  Each  party  hereby  irrevocably  submits  to the  exclusive jurisdiction  of the state and federal  courts  sitting in the City of New York, borough  of  Manhattan  for the  adjudication  of any  dispute  hereunder  or in connection herewith or with any transaction contemplated hereby or discussed

                                       31

herein  (including  with respect to the  enforcement  of any of the  Transaction
Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action  or  proceeding,  any  claim  that it is not  personally  subject  to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient  venue for such proceeding.  Each party hereby irrevocably waives  personal  service of process and consents to process being served in any such suit,  action or  proceeding  by mailing a copy thereof via  registered  or certified  mail or overnight  delivery (with evidence of delivery) to such party at the address in effect for notices to it under this  Agreement and agrees that such service shall constitute good and sufficient  service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner  permitted by law. The parties hereby waive all  rights to a trial by jury.  If either  party  shall  commence  an action or proceeding to enforce any  provisions  of the  Transaction  Documents,  then the prevailing  party in such action or proceeding  shall be reimbursed by the other party for its reasonable  attorneys' fees and other costs and expenses  incurred
with  the   investigation,   preparation  and  prosecution  of  such  action  or
proceeding.

      5.10  SURVIVAL.  The  representations,  warranties,  covenants  and  other agreements contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities,  as applicable for the applicable statue of limitations.

      5.11  EXECUTION.   This   Agreement   may  be  executed  in  two  or  more
counterparts,  all of which when taken  together shall be considered one and the same agreement and shall become effective when  counterparts have been signed by each party and  delivered  to the other  party,  it being  understood  that both parties need not sign the same  counterpart.  In the event that any signature is delivered by facsimile  transmission  or by e-mail  delivery of a ".pdf"  format data file,  such  signature  shall create a valid and binding  obligation of the party  executing (or on whose behalf such  signature is executed)  with the same force and effect as if such facsimile or ".pdf"  signature page were an original thereof.

      5.12  SEVERABILITY.  If any term,  provision,  covenant or  restriction of this  Agreement  is held by a court of  competent  jurisdiction  to be  invalid, illegal,  void  or  unenforceable,  the  remainder  of  the  terms,  provisions, covenants  and  restrictions  set forth  herein  shall  remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto  shall use their  commercially  reasonable  efforts to find and employ an alternative  means to achieve the same or substantially  the same result as that contemplated  by such term,  provision,  covenant or  restriction.  It is hereby stipulated  and declared to be the intention of the parties that they would have executed the remaining terms,  provisions,  covenants and  restrictions  without including any of such that may be hereafter declared invalid,  illegal,  void or unenforceable.

      5.13  RESCISSION AND  WITHDRAWAL  RIGHT.  Notwithstanding  anything to the contrary  contained in (and without  limiting any similar  provisions of) any of the other  Transaction  Documents,  whenever  any  Purchaser  exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company,  any relevant notice,  demand or election in whole or in part without  prejudice to its future actions and rights;  PROVIDED,
HOWEVER,  in the case of a rescission of a conversion of a Debenture or exercise of a Warrant,  the  Purchaser  shall be  required to return any shares of Common
Stock subject to any such rescinded conversion or exercise notice.

                                       32

      5.14  REPLACEMENT  OF  SECURITIES.   If  any   certificate  or  instrument
evidencing any Securities is mutilated,  lost, stolen or destroyed,  the Company shall  issue or cause to be issued in  exchange  and  substitution  for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor,  a new  certificate or  instrument,  but only upon receipt of evidence reasonably  satisfactory to the Company of such loss, theft or destruction.  The applicant for a new  certificate or instrument  under such  circumstances  shall also  pay any  reasonable  third-party  costs  (including  customary  indemnity)
associated with the issuance of such replacement Securities.

      5.15  REMEDIES.  In  addition to being  entitled  to  exercise  all rights provided herein or granted by law,  including  recovery of damages,  each of the
Purchasers  and the Company will be entitled to specific  performance  under the
Transaction  Documents.  The  parties  agree that  monetary  damages  may not be adequate  compensation  for  any  loss  incurred  by  reason  of any  breach  of obligations  contained in the  Transaction  Documents and hereby agrees to waive and not to assert in any action for specific  performance of any such obligation the defense that a remedy at law would be adequate.

      5.16  PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to any Purchaser  pursuant to any  Transaction  Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such  enforcement  or exercise or any part thereof are  subsequently invalidated,  declared to be fraudulent or  preferential,  set aside,  recovered from, disgorged by or are required to be refunded,  repaid or otherwise restored to the  Company,  a  trustee,  receiver  or  any  other  person  under  any  law
(including, without limitation, any bankruptcy law, state or federal law, common law or equitable  cause of action),  then to the extent of any such  restoration the  obligation  or part thereof  originally  intended to be satisfied  shall be revived and  continued  in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      5.17  USURY.  To the  extent it may  lawfully  do so, the  Company  hereby agrees not to insist upon or plead or in any manner  whatsoever  claim, and will resist any and all efforts to be compelled to take the benefit or advantage  of, usury  laws  wherever  enacted,  now or at  any  time  hereafter  in  force,  in connection  with any  claim,  action or  proceeding  that may be  brought by any
Purchaser  in  order to  enforce  any  right or  remedy  under  any  Transaction
Document.  Notwithstanding  any  provision  to  the  contrary  contained  in any
Transaction  Document,  it is  expressly  agreed  and  provided  that the  total liability of the Company  under the  Transaction  Documents  for payments in the nature of interest  shall not exceed the maximum  lawful rate  authorized  under applicable law (the "Maximum Rate"), and, without limiting the foregoing,  in no event  shall any rate of  interest or default  interest,  or both of them,  when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed  that  if the  maximum  contract  rate  of  interest  allowed  by law and applicable to the Transaction  Documents is increased or decreased by statute or any official  governmental action subsequent to the date hereof, the new maximum contract rate of interest

                                       33

allowed by law will be the Maximum Rate applicable to the Transaction  Documents from the  effective  date  forward,  unless such  application  is  precluded  by applicable law. If under any circumstances whatsoever, interest in excess of the
Maximum  Rate  is  paid  by  the  Company  to  any  Purchaser  with  respect  to indebtedness  evidenced  by the  Transaction  Documents,  such  excess  shall be applied  by  such  Purchaser  to  the  unpaid  principal  balance  of  any  such indebtedness  or be refunded to the Company,  the manner of handling such excess to be at such Purchaser's election.

      5.18  INDEPENDENT  NATURE  OF  PURCHASERS'  OBLIGATIONS  AND  RIGHTS.  The
obligations of each Purchaser under any Transaction Document are several and not joint with the  obligations of any other  Purchaser,  and no Purchaser  shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any  other  Transaction  Document,  and no action  taken by any  Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an  association,  a joint  venture  or any  other  kind of  entity,  or create a presumption  that the  Purchasers are in any way acting in concert or as a group with  respect  to  such  obligations  or the  transactions  contemplated  by the
Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights,  including without  limitation the rights arising out of this Agreement or out of the other  Transaction  Documents,  and it shall not be necessary  for any other  Purchaser to be joined as an  additional  party in any proceeding  for such purpose.  Each  Purchaser has been  represented  by its own separate  legal  counsel in their  review  and  negotiation  of the  Transaction
Documents. For reasons of administrative  convenience only, Purchasers and their respective  counsel have chosen to communicate with the Company through FWS. FWS does not represent all of the  Purchasers  but only  Midsummer.  The Company has elected to provide all Purchasers with the same terms and Transaction  Documents for the  convenience of the Company and not because it was required or requested to do so by the Purchasers.

      5.19  LIQUIDATED  DAMAGES.  The Company's  obligations  to pay any partial liquidated  damages or other amounts owing under the Transaction  Documents is a continuing  obligation of the Company and shall not  terminate  until all unpaid partial liquidated damages and other amounts have been paid  notwithstanding the fact that the instrument or security  pursuant to which such partial  liquidated damages or other amounts are due and payable shall have been canceled.

      5.20  CONSTRUCTION.  The  parties  agree  that each of them  and/or  their respective counsel has reviewed and had an opportunity to revise the Transaction
Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved  against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

                            (SIGNATURE PAGES FOLLOW)

                                       34

      IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  Securities
Purchase   Agreement  to  be  duly  executed  by  their  respective   authorized
signatories as of the date first indicated above.

HARTVILLE GROUP, INC.                             Address for Notice:
                                                  ------------------
                                                  3840 Greentree Avenue, SW
                                                  Canton, Ohio 44706
By:                                               Attn:
    -------------------------------------         Fax:
    Name:                                         e-mail:
    Title:

With a copy to (which shall not constitute notice):

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE FOR PURCHASER FOLLOWS]

                                       35

        [PURCHASER SIGNATURE PAGES TO HTVL SECURITIES PURCHASE AGREEMENT]

      IN WITNESS WHEREOF,  the undersigned have caused this Securities  Purchase
Agreement to be duly executed by their respective  authorized  signatories as of the date first indicated above.

Name of Purchaser: ___________ Islandia, L.P.___________________________________

SIGNATURE OF AUTHORIZED SIGNATORY OF PURCHASER: ________________________________

Name of Authorized Signatory: ______ Edgar R. Berner____________________________

Title of Authorized Signatory: _Vice-President of John Lang, Inc., G.P._________

Email Address of Purchaser: ______ investor@johnlang.com________________________

Facsimile of Purchaser: ___(212) 584-2199_______________________________________

Address for Notice of Purchaser:  Islandia, L.P.
                                  C/o John Lang, Inc.
                                  485 Madison Avenue  23rd Floor
                                  New York, NY 10022

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount:  1,000,000
Warrant Shares:       8,438,818

EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

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